United States

Securities And Exchange Commission

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2009

Dover Motorsports, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number 1-11929

Delaware	51-0357525
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1131 N. DuPont Highway
Dover, Delaware	19901
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (302) 883-6500

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into Material Definitive Agreements.

The registrant’s wholly-owned subsidiary, Dover International Speedway, Inc. (“Speedway”), has entered into two Sanction Agreements with the National Association for Stock Car Auto Racing, Inc. (“NASCAR”) pursuant to which Speedway will organize and promote two NASCAR Sprint Cup Series competitions in 2010. These two sanction agreements are attached as exhibits to this Form 8-K as they represent agreements upon which the registrant’s business is substantially dependent.

Sanction agreements are entered into with NASCAR on an annual basis. Pursuant to the typical NASCAR sanction agreement, NASCAR grants its sanction to a promoter, such as Speedway, to organize, promote and hold a particular competition. The promoter sells tickets to the competition, sells or arranges for the sale of merchandise and concessions, and sells advertising, sponsorships and hospitality services. NASCAR conducts the competition, arranges for the drivers, and has sole control over the competition, including the right to require alterations to the promoter’s facility and the right to approve or disapprove any advertising or sponsorship of the promoter. NASCAR also has exclusive rights to exploit live broadcast and certain broadcast and intellectual property rights related to the competition, and exclusive rights to sponsorship and promotional rights relative to the series to which a particular competition belongs. The promoter must pay the sanction fee and purse monies and receives a share of the live broadcast revenue contracted for by NASCAR. The promoter is responsible for the condition of the facility, for compliance with laws, for control of the public, for fire and medical equipment and personnel, for security, for insurance and for providing facilities and services required by NASCAR officials and the live broadcast personnel.

The economic terms of the two sanction agreements between NASCAR and Speedway relative to its 2010 NASCAR Sprint Cup Series competitions are as follows: Total purse and sanction fee to be paid by Speedway is $6,055,000 for the May event and $5,429,000 for the September event. Estimated live broadcast revenue to be received by Speedway is $12,645,000 for the May event and $10,473,000 for the September event. Live broadcast revenue figures are based on the assumption that all events on the 2010 NASCAR Sprint Cup Series schedule take place and that all promoters will be entitled to their respective percentage allocations as set by NASCAR. Speedway is also entitled to share, along with other promoters, in income which NASCAR derives from exploiting certain broadcast and intellectual property rights. Revenue for such rights attributable to Speedway’s 2009 NASCAR Sprint Cup Series competitions amounted to approximately $600,000 and Speedway reasonably anticipates that this will approximate the amount for its 2010 NASCAR Sprint Cup Series competitions.

Various other subsidiaries of ours have entered into sanction agreements with NASCAR for the 2010 season or are expected to shortly. As sanction agreements are made in the ordinary course of our business, these additional agreements are not publicly filed. The following is a listing of our NASCAR events for 2010:

Subsidiary	Event	Date

Dover International Speedway, Inc.	NASCAR Sprint Cup Series	May 16, 2010
	NASCAR Nationwide Series	May 15, 2010
	NASCAR Camping World Truck Series	May 14, 2010
	NASCAR Sprint Cup Series	September 26, 2010
	NASCAR Nationwide Series	September 25, 2010
	NASCAR Camping World Series	September 24, 2010

Nashville Speedway, USA, Inc.	NASCAR Camping World Truck Series	April 2, 2010
	NASCAR Nationwide Series	April 3, 2010
	NASCAR Nationwide Series	June 5, 2010
	NASCAR Camping World Truck Series	August 7, 2010

Gateway International	NASCAR Camping World Truck Series	July 16, 2010
Motorsports Corporation	NASCAR Nationwide Series	July 17, 2010
	NASCAR Nationwide Series	October 23, 2010

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Sanction Agreement between Dover International Speedway, Inc. (“Speedway”) and National Association for Stock Car Auto Racing, Inc. (“NASCAR”) for the NASCAR Sprint Cup Series event to be held on May 16, 2010 (delivered November 9, 2009).

10.2	Sanction Agreement between Dover International Speedway, Inc. (“Speedway”) and National Association for Stock Car Auto Racing, Inc. (“NASCAR”) for the NASCAR Sprint Cup Series event to be held on September 26, 2010 (delivered November 9, 2009).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dover Motorsports, Inc.

By:	/S/ DENIS MCGLYNN
Denis McGlynn President and Chief Executive Officer

.

Dated: November 9, 2009

EXHIBIT INDEX

Exhibit Number	Description

10.1	Sanction Agreement between Dover International Speedway, Inc. (“Speedway”) and National Association for Stock Car Auto Racing, Inc. (“NASCAR”) for the NASCAR Sprint Cup Series event to be held on May 16, 2010 (delivered November 9, 2009).

10.2	Sanction Agreement between Dover International Speedway, Inc. (“Speedway”) and National Association for Stock Car Auto Racing, Inc. (“NASCAR”) for the NASCAR Sprint Cup Series event to be held on September 26, 2010 (delivered November 9, 2009).